Exhibit 4.3

74

ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS

COMMON STOCK

SEE LEGEND REGARDING RIGHTS AND RIGHTS

AGREEMENT ON THE BACK OF THIS CERTIFICATE

PAR VALUE OF

$0.01 PER SHARE

THIS CERTIFICATE IS TRANSFERABLE IN

NEW YORK, NEW YORK

OR HOUSTON, TEXAS

CUSIP 229898 10 9

SEE REVERSE FOR TABLE OF ABBREVATIONS

COLONEL T. C. FROST

1833 1903

Cullen/Frost Bankers, Inc.

A Family of Texas Banks

This Certifies that

Is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Cullen/Frost Bankers, Inc., transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

Countersigned and Registered:

THE BANK OF NEW YORK

Transfer Agent and Registrar

By

Senior Chairman

Chairman

Secretary

Authorized Signature.

Cullen/Frost Bankers, Inc.

The Corporation’s Articles of Incorporation authorize the issuance of more than one class of stock and the division of the preferred stock into series. The relative rights, characteristics and preferences of each class of stock and each series of preferred stock established by the Corporation’s Board of Directors are set forth in the Articles of Incorporation of the Corporation on file in the Office of the Secretary of State of Texas. The Corporation will furnish a copy of such Articles to the holder hereof without charge on the written request to the Secretary of the Corporation at its principal place of business or registered office.

In accordance with the Articles of Incorporation, no shareholder of the Corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any part of any shares which the Corporation shall have authority to issue, or shares thereof held in the Treasury of the Corporation, or securities convertible into shares, whether issued for cash or other consideration, or by wry of dividend or otherwise.

THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

TEN COM — as tenants in common

(Name) CUST (Name) — (Name) as Custodian for (Name)

TEN ENT — as tenants by the entireties

UNIF GIFT MIN ACT under the (State) Uniform Gifts to

JT TEN — as joint tenants with right of survivorship and not as tenants in common

(State) Minors Act (Name) CUST (Name) — (Name) as Custodian for (Name) TUGMA under the Texas Uniform Gifts to Minors Act

(Additional abbreviations may be used though not in the above list)

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee

Shares

of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of Cullen/Frost Bankers, Inc. with full power of substitution in the premises.

Dated

X

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (INCLUDING BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15 AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.

LEGEND REGARDING RIGHTS AND RIGHTS AGREEMENT

Signatures Guaranteed

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of January 26, 1999 (as such may be amended from time to time, the “Rights Agreement”), between Cullen/Frost Bankers. Inc. (the “Company”) and The Frost National Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.